FIRST AMENDMENT TO
ETF DISTRIBUTION AGREEMENT
This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”)
dated as of September 14, 2026, by and between Managed Portfolio Series and Foreside Fund
Services, LLC (together, the “Parties”) is effective as of September 15, 2026.
WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated list of
Funds; and,
WHEREAS, Section 17 of the Agreement requires that all amendments and modifications to the
Agreement be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in
Agreement.
2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.
3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

MANAGED PORTFOLIO SERIES		FORESIDE FUND SERVICES, LLC

By:	/s/ Brian Wiedmeyer	By:	/s/ Teresa Cowan
Name:	Brian Wiedmeyer	Name:	Teresa Cowan
Title:	President	Title:	President
Date:	September 15, 2026	Date:	September 15, 2026
EXHIBIT A
Fund Names
Tuttle Capital Thematic ETF
Tuttle Capital Gavin Baker Tracker ETF
Tuttle Capital AI Inference ETF
Tuttle Capital AI TokenMax ETF
Tuttle Capital AI Substrate ETF
Tuttle Capital AI Test Equipment ETF
Tuttle Capital AI Capacitor ETF
Tuttle Capital Robotic Perception ETF
Tuttle Capital AI Thermal Management ETF
Tuttle Capital AI Memory Wall ETF
Tuttle Capital On-Device AI ETF
Tuttle Capital AI DC Power Architecture ETF
Tuttle Capital AI Network Fabric ETF
Tuttle Capital AI Drug Discovery ETF
Tuttle Capital Space Data Centers ETF
Tuttle Capital Owned Intelligence ETF
Tuttle Capital Neocloud Income Blast ETF
Tuttle Capital Robotics Income Blast ETF
Tuttle Capital AI Infrastructure Income Blast ETF
Tuttle Capital AI Power Generation Income Blast ETF
Tuttle Capital Drones & Future of Warfare Income Blast ETF
Tuttle Capital MANGOS Income Blast ETF
Tuttle Capital Fab 10 Income Blast ETF
Tuttle Capital Quantum Computing Income Blast ETF